Exhibit 99.1

NEWS RELEASE

For more information, contact: Brian Bronson Chief Financial Officer 503-615-1281 brian.bronson@radisys.com	Holly Stephens Finance and Investor Relations Manager 503-615-1321 holly.stephens@radisys.com

RADISYS REPORTS HIGHER THAN EXPECTED Q1 2011 REVENUE AND

ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE CONTINUOUS COMPUTING

•	Revenue of $73.6 Million, up 9.4%, Next-Generation Products 41% of Total Revenue

•	GAAP Loss per Share of 2 Cents, Non-GAAP EPS of 9 Cents

•	Entered into a Definitive Agreement to Acquire Continuous Computing

•

Acquisition is Expected to Accelerate Revenue Growth, Significantly Increase Profitability and EPS by Expanding Higher Growth, Higher Gross Margin Next Generation Business as well as Providing Meaningful Operational Efficiencies. Increases the Breadth of Software-rich Platforms Including Continuous Computing’s Trillium Software Products

•	Acquisition is Expected to Accelerate Move into Higher-growth Markets including Long Term Evolution (LTE), Deep Packet Inspection (DPI) and Femtocell/Picocell

•	Announces Scott Grout as Vice Chair of Board, Mike Dagenais as CEO and Brian Bronson as President & CFO upon Acquisition Close

HILLSBORO, OR — May 3 , 2011— RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced revenues for the first quarter of $73.6 million, GAAP net loss of $529,000 or $0.02 per share, and non-GAAP net income of $2.2 million or $0.09 per diluted share.

GAAP Results

	Quarterly Results
	Q1 2011	Q1 2010	Vs. Q1 2010
Revenue	$73.6 million	$67.3 million	up 9.4%
Gross Margin % of Revenue	27.5%	30.2%	down 2.7%
Operating Loss % of Revenue	(0.1%)	(1.5%)	up 1.4 points
Loss per Share	(2 cents)	(4 cents)	up 2 cents

Non-GAAP Results

	Quarterly Results
	Q1 2011	Q1 2010	Vs. Q1 2010
Revenue	$73.6 million	$67.3 million	up 9.4%
Gross Margin % of Revenue	29.3%	33.0%	down 3.7 points
Operating Income % of Revenue	3.7%	4.3%	down 0.6 points
Earnings per Share	9 cents	11 cents	down 2 cents

Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on the first quarter results and the acquisition, Scott Grout, RadiSys President and CEO stated, “We had higher than anticipated ATCA revenues as well as larger legacy communications revenues enabling us to exceed revenue expectations and come in on the high end of our earnings range for the quarter. We were awarded new ATCA business in a variety of applications including notable wins in IMS and wireless infrastructure. We entered a new geographic market with our full media server solution with application software by closing business with a leading China-based Conferencing Service Provider. We believe it represents a key milestone and an important growth opportunity for the business. Finally, RadiSys achieved ITAR compliance in the quarter to further expand our thrust into the military and defense markets with our leading platform products.” Mr. Grout went on to say, “We are very excited to bring the talented Continuous Computing team and their high value product portfolio of software and ATCA platforms into the RadiSys family. In addition to a complementary set of ATCA platform solutions, Continuous Computing’s acclaimed Trillium software and SW Professional Service business fits extremely well with our strategy of providing higher value solutions and services to our customers.”

First Quarter Financial Highlights

•	Total revenue was $73.6 million. Next-Generation Communications Networks product revenue was $30.4 million, up 8.5% from $28.0 million in the fourth quarter of 2010 and 41% of total revenue.

•

GAAP gross margin was 27.5%. Non-GAAP gross margin was 29.3% and down from 33.0% in the same quarter in the prior year mainly due to continuing erosion of gross margins for older Legacy Communications products as well as lower media server revenues in the first quarter, which are projected to increase materially in the second quarter and throughout the rest of 2011.

•

Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $20.0 million and non-GAAP R&D and SG&A expenses were $18.8 million and down $1.1 million from the prior quarter mainly due to the restructuring actions previously announced and the timing of project spending.

•	Cash flow from operating activities was $5.9 million. Cash and cash equivalents were $132.8 million at the end of the first quarter.

Acquisition of Continuous Computing

RadiSys announced today that it has entered into a definitive agreement to acquire privately held Continuous Computing Corporation (www.ccpu.com). Continuous Computing develops communications systems consisting of highly integrated ATCA platforms and Trillium protocol software coupled with SW Professional Services to complement their full solution offering. Their key customer applications include 3G and 4G Wireless infrastructure, Small Cell base stations, Traffic Management, Internet Offload and Network Security.

Terms of the Acquisition

Consideration for the acquisition is comprised of approximately $73 million in cash, funded with cash on hand, and 3,666,667 shares of RadiSys common stock. Assuming a stock closing price on May 2, 2011 of $8.69 the stock consideration represents $31.9 million. In addition to the consideration payable at closing, RadiSys will make earn-out payments based on revenues generated by a specified set of Trillium products over a three year period following the closing of the acquisition. In lieu of the earn-out payments, RadiSys has the right to make a one-time payment of cash and/or RadiSys shares with a combined aggregate value of $15 million up to 18 months after the closing date.

The transaction received approval by the Boards of Directors of both companies and is expected to close by the end of June 2011, subject to customary closing conditions, including the issuance of a permit for the offering of securities by the California Department of Corporations or the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and approval by the stockholders of Continuous Computing. Following the transaction, Continuous Computing will become a wholly-owned subsidiary of RadiSys. Jefferies & Company, Inc. acted as exclusive financial advisor to RadiSys on this transaction.

Strategic Rationale

RadiSys believes the acquisition of Continuous Computing has a number of compelling strategic benefits. The acquisition drives further expansion into the high growth LTE, Femto / Small Cell Wireless and DPI markets with high performance ATCA platforms and Trillium software. The acquisition also benefits both companies’ customers with a broader set of solutions that are developed and supported by a global team with greater scale and capability. With over 150 customers, Continuous Computing will provide access to a highly complementary set of customers and add further customer diversification to RadiSys. The acquisition also brings a strong leadership team and a talented group of employees to accelerate and expand the RadiSys’ portfolio of software products and services.

Changes to the RadiSys Senior Leadership Structure

Upon closing of the acquisition, Mike Dagenais, Continuous Computing President and CEO, will become RadiSys’ Chief Executive Officer. Brian Bronson, current Chief Financial Officer of RadiSys will become RadiSys’ President and Chief Financial Officer. Scott Grout, current President and Chief Executive Officer of RadiSys will become Vice Chair of the RadiSys Board of Directors. Mr. Dagenais joined Continuous Computing as President and CEO in December 2006. Prior to that, he was president and CEO of Optical Solutions, Inc., a market leading supplier of fiber to the home access solutions. Mr. Dagenais led Optical Solutions through a period of unprecedented growth, culminating in the successful acquisition of Optical Solutions by Calix Networks, a large telecom equipment supplier focused on access solutions for broadband service delivery. He brings over 25 years of experience in the telecommunications industry, including prior executive and management positions at Convergent Networks, Lucent, and Nortel. Mr. Dagenais has a M.Eng. and a B.Eng. in electrical engineering from Carleton University in Ottawa, Canada.

“I am very excited about the opportunity to lead the combined company as CEO. Joining the assets of both RadiSys and Continuous Computing enables us to provide a broader range of higher value solutions to our customers. The capabilities of the unified company will enable our customers to accelerate their time to market and increase their differentiation and competitive advantage,” said Mike Dagenais, Continuous Computing President and CEO. “At Continuous Computing, we grew revenues over 25% in 2010, and I am excited about the combined revenue and earnings growth opportunities ahead.”

Financial Benefits

The acquisition is expected to accelerate RadiSys’ financial performance by expanding total company revenues, profitability and EPS with higher growth, higher margin Next Generation products as well as meaningful operational efficiencies.

•	Continuous Computing’s revenues were $56.6 million in 2010 and grew over 25% from 2009. Revenues from Continuous Computing’s products are expected to continue to grow at similar rates.

•

Continuous Computing’s gross margins were approximately 50% in 2010, which is expected to result in meaningful expansion to the current RadiSys gross margin rate. This rate lines up well with the RadiSys’ Next Generation portfolio and is attributed to high value Continuous Computing products including integrated platforms and Trillium software.

•	Continuous Computing is profitable, and with projected synergies, the Company expects the acquisition to enable significant EPS growth and cash flow in 2012 and beyond.

•

The transaction is expected to be accretive to RadiSys’ non-GAAP earnings by no later than the first quarter of 2012. Additional details regarding the impact of the transaction will be available after closing.

Continuous Computing Background

Founded in 1998, privately held Continuous Computing is a recognized leader in integrated platform solutions that enable network equipment providers to overcome the mobile broadband capacity challenge quickly and cost effectively. Leveraging more than 20 years of telecom innovation, the company empowers customers to increase return on investment by focusing internal resources on differentiation for 3G, LTE, Femtocell and DPI applications. In addition, Continuous Computing combines its high performance ATCA platforms with its globally renowned Trillium protocol software to create optimized wireless and packet processing solutions. Continuous Computing has its products deployed with more than 150 global customers around including many of the top telecom equipment makers.

Second Quarter and Annual 2011 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company’s guidance expectations exclude the financial impact of the acquisition of Continuous Computing including acquisition related expenses. The Company assumes no obligation to update these forward-looking statements.

•	Second quarter revenue is projected to be between $71 and $75 million.

•

Second quarter non-GAAP gross margin is expected to be approximately 31% to 32%, which is up from the prior quarter due to favorable Next Generation Communications product mix, specifically higher projected media server revenues, partially offset by ongoing erosion in Legacy Communications gross margin rates.

•

Second quarter non-GAAP total R&D and SG&A expenses are expected to be up by approximately $500,000 from the first quarter at the midpoint of the guidance range mainly due to annual employee salary increases.

•

Second quarter GAAP net loss is expected to be $0.12 to $0.05 per share. Second quarter non-GAAP EPS is expected to increase to between $0.10 and $0.15. GAAP expectations assume an effective tax rate of 10% and non-GAAP expectations assume an effective tax rate of 5%.

•

For the full year of 2011, total Company revenues are projected to increase year over year. Next Generation Communication Networks revenues are expected to increase by over 20% from 2010. The Company continues to believe that total Legacy/Traditional Communications Networks and Commercial product revenues will decline by up to 15%.

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, May 3, 2011 at 5:00 p.m. ET to discuss the first quarter 2011 results, the financial and business outlook for the second quarter and the full year of 2011 and to discuss the announcement of the definitive agreement to acquire Continuous Computing.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 61824211. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, May 17, 2011. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 61824211. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, expectations for the second quarter and the full year of 2011, the proposed acquisition of Continuous Computing, its timing, certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) costs, delays and difficulties related to the proposed acquisition of Continuous Computing, (e) satisfaction of conditions to the closing of the acquisition, (f) actions by regulatory authorities or other third parties, (g) actions by Continuous Computing’s shareholders, (h) the ability of the Company to successfully integrate the business and operations of Continuous Computing, (i) performance and customer acceptance of the Trillium line of products (j) the combined companies’ financial results and performance and (k) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2010, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of May 3, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company’s performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls’ Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Additional Information

In connection with the proposed merger, RadiSys may file with the SEC a registration statement on Form S-4, which will include a prospectus of RadiSys and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of Continuous Computing. Investors and security holders of Continuous Computing are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety if and when they become available because they will contain important information about Continuous Computing, RadiSys and the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RadiSys by directing a written request to RadiSys Corporation, 5545 N.E. Dawson Creek Drive, Hillsboro, OR 97124, Attention: Investor Relations.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

About Continuous Computing

Continuous Computing® is the global source of integrated platform solutions that enable network equipment providers to overcome the mobile broadband capacity challenge quickly and cost effectively. Leveraging more than 20 years of telecom innovation, the company empowers customers to increase return on investment by focusing internal resources on differentiation for 3G, Long Term Evolution (LTE), Femtocell and Deep Packet Inspection (DPI) applications. Expertise and responsiveness set the company apart: only Continuous Computing combines best-in-class ATCA platforms with world-famous Trillium® protocol software to create highly-optimized, field-proven wireless and packet processing network infrastructure. Continuous Computing’s investors include Cipio Partners, Intel Capital, Palomar Ventures, Saints Capital and Technology Crossover Ventures. For more information, visit http://www.ccpu.com.

RadiSys® is a registered trademark of RadiSys Corporation.

Continuous Computing® and Trillium® are trademarks or registered trademarks of Continuous Computing Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2011	2010
Revenues	$73,627	$67,307
Cost of sales:
Cost of sales	52,234	45,370
Amortization of purchased technology	1,164	1,641

Total cost of sales	53,398	47,011

Gross margin	20,229	20,296
Research and development	9,007	9,706
Selling, general and administrative	11,035	11,222
Intangible assets amortization	192	160
Restructuring charges, net	40	201

Loss from operations	(45)	(993)
Interest expense	(496)	(568)
Interest income	56	311
Other expense, net	(93)	(21)

Loss before income tax benefit	(578)	(1,271)
Income tax benefit	(49)	(223)

Net loss	$(529)	$(1,048)

Net loss per share:
Basic	$(0.02)	$(0.04)

Diluted (I)	$(0.02)	$(0.04)

Weighted average shares outstanding
Basic	24,347	23,946

Diluted (I)	24,347	23,946

(I)	For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and the Company’s 2013 convertible notes, as they are antidilutive.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$132,795	$129,078
Accounts receivable, net	48,055	42,855
Other receivables	952	1,665
Inventories, net	14,960	15,178
Inventory deposit, net	6,981	6,194
Other current assets	4,376	4,612
Deferred tax assets, net	475	551

Total current assets	208,594	200,133
Property and equipment, net	9,325	9,487
Intangible assets, net	5,728	7,088
Long-term deferred tax assets, net	16,018	16,005
Other assets, net	8,449	8,215

Total assets	$248,114	$240,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,105	$29,190
Accrued wages and bonuses	5,256	6,556
Deferred income	6,903	4,424
Other accrued liabilities	10,690	12,914

Total current liabilities	59,954	53,084

Long-term liabilities
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	490	450

Total long-term liabilities	50,490	50,450

Total liabilities	110,444	103,534

Shareholders’ equity:
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,303 and 24,351 shares issued and outstanding at March 31, 2011 and December 31, 2010	267,507	266,945
Accumulated deficit	(135,212)	(134,683)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,870	4,739
Unrealized gain on hedge instruments	505	393

Total accumulated other comprehensive income	5,375	5,132

Total shareholders’ equity	137,670	137,394

Total liabilities and shareholders’ equity	$248,114	$240,928

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(529)	$(1,048)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,521	3,081
Inventory valuation allowance	458	534
Deferred income taxes	69	(34)
Non-cash interest expense	112	112
Loss (gain) on disposal of property and equipment	21	(322)
Loss on ARS settlement right	—	3,543
Gain on ARS	—	(3,558)
Stock-based compensation expense	1,401	1,860
Other	37	93
Changes in operating assets and liabilities:
Accounts receivable	(5,200)	4,452
Other receivables	713	817
Inventories	246	796
Inventory deposit	(787)	988
Other current assets	437	106
Accounts payable	7,915	(47)
Accrued wages and bonuses	(1,300)	(1,144)
Accrued restructuring	(657)	(1,018)
Deferred income	2,479	62
Other accrued liabilities	(2,050)	(989)

Net cash provided by operating activities	5,886	8,284

Cash flows from investing activities:
Acquisition of Pactolus, net of cash acquired	—	(3,385)
Proceeds from sale of auction rate securities	—	15,200
Capital expenditures	(961)	(837)
Purchase of long-term assets	(500)	(275)
Proceeds from the sale of property and equipment	—	352

Net cash provided by (used in) investing activities	(1,461)	11,055

Cash flows from financing activities:
Restricted share cancellations and forfeitures for tax settlement	(124)	(159)
Borrowings on line of credit	—	6,151
Payments on line of credit	—	(16,301)
Repurchases of common stock	(1,258)	—
Proceeds from issuance of common stock	543	780

Net cash used in financing activities	(839)	(9,529)

Effect of exchange rate changes on cash	131	(87)

Net increase in cash and cash equivalents	3,717	9,723
Cash and cash equivalents, beginning of period	129,078	100,672

Cash and cash equivalents, end of period	$132,795	$110,395

REVENUE BY GEOGRAPHY

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2011	2010
North America	$19,046	$26,489
Europe, the Middle East and Africa (“EMEA”)	25,456	17,679
Asia Pacific	29,125	23,139

Total	$73,627	$67,307

North America	25.9%	39.4%
EMEA	34.6%	26.3%
Asia Pacific	39.5%	34.3%

Total	100.0%	100.0%

REVENUE BY PRODUCT GROUP

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2011	2010
Next Generation Communications Networks Products	$30,358	$30,645
Legacy/ Traditional Communications Networks Products	23,522	20,010

Total Communications Networking Products	53,880	50,655

Medical Products	7,102	7,016
Other Commercial Products	12,645	9,636

Total Commercial Products	19,747	16,652

Total revenues	$73,627	$67,307

Next Generation Communications Networks Products	41.2%	45.6%
Legacy/ Traditional Communications Networks Products	32.0%	29.7%

Total Communications Networking Products	73.2%	75.3%

Medical Products	9.6%	10.4%
Other Commercial Products	17.2%	14.3%

Total Commercial Products	26.8%	24.7%

Total revenues	100%	100%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2011	2010
GROSS MARGIN:
GAAP gross margin	$20,229	$20,296

(a) Amortization of acquired intangible assets	1,164	1,641
(b) Stock-based compensation	185	244

Non-GAAP gross margin	$21,578	$22,181

RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,007	$9,706

(b) Stock-based compensation	(313)	(411)

Non-GAAP research and development	$8,694	$9,295

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,035	$11,222

(b) Stock-based compensation	(903)	(1,205)

Non-GAAP selling, general and administrative	$10,132	$10,017

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(45)	$(993)

(a) Amortization of acquired intangible assets	1,356	1,801
(b) Stock-based compensation	1,401	1,860
(c) Restructuring charges	40	201

Non-GAAP income from operations	$2,752	$2,869

NET INCOME (LOSS)
GAAP net loss	$(529)	$(1,048)

(a) Amortization of acquired intangible assets	1,356	1,801
(b) Stock-based compensation	1,401	1,860
(c) Restructuring charges	40	201
(e) Income tax effect of reconciling items	(38)	(48)

Non-GAAP net income	$2,230	$2,766

GAAP weighted average shares (diluted)	24,347	23,946
Dilutive equity awards included in Non-GAAP earnings per share	459	426
2013 convertible senior notes dilutive shares (I), (II)	—	3,837

Non-GAAP weighted average shares (diluted) (I), (II)	24,806	28,209

GAAP net loss per share (diluted)	$(0.02)	$(0.04)
Non-GAAP adjustments detailed above	0.11	0.15

NON-GAAP net income per share (diluted) (I), (II)	$0.09	$0.11

(I)	For the three months ended March 31, 2011 , the diluted earnings per share calculation excludes the effects of the Company’s 2013 convertible senior notes, as they are anti-dilutive.
(II)	For the three months ended March 31, 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP to NON-GAAP LINE ITEMS

AS A PERCENT OF REVENUE AND EFFECTIVE TAX RATE

(Unaudited)

		For the Three Months Ended March 31, 2011
	Gross Margin	R&D	SG&A	Loss from Ops	Loss before Tax	Effective Tax Rate
GAAP	27.5%	12.2%	15.0%	(0.1)%	(0.8)%	8.5%

(a) Amortization of acquired intangible assets	1.5	—	—	1.8	1.8	(4.4)
(b) Stock-based compensation	0.3	(0.4)	(1.2)	1.9	1.9	(4.5)
(c) Restructuring charges, net	—	—	—	0.1	0.1	(0.1)

Non-GAAP	29.3%	11.8%	13.8%	3.7%	3.0%	(0.5)%

		For the Three Months Ended March 31, 2010
	Gross Margin	R&D	SG&A	Loss from Ops	Loss before Tax	Effective Tax Rate
GAAP	30.2%	14.4%	16.7%	(1.5)%	(1.9)%	17.5%

(a) Amortization of acquired intangible assets	2.4	—	—	2.7	2.7	(11.3)
(b) Stock-based compensation	0.4	(0.6)	(1.8)	2.8	2.8	(11.7)
(c) Restructuring charges, net	—	—	—	0.3	0.3	(1.3)

Non-GAAP	33.0%	13.8%	14.9%	4.3%	3.9%	(6.8)%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(In millions, except per share amounts, unaudited)

	Three Months Ended June 30, 2011
	Low End	High End
GAAP net loss (assumes tax rate of 10%)	$(2.8)	$(1.1)

(a) Amortization of acquired intangible assets	1.4	1.4
(b) Stock-based compensation	1.3	1.3
(c) Restructuring charge, net	0.1	0.1
(d) Acquisition related charges	3.0	2.5
(e) Income tax effect of reconciling items	(0.5)	(0.3)

Total adjustments	5.3	5.0

Non-GAAP net income (assumes tax rate of 5%)	$2.5	$3.9

GAAP weighted average shares	24,400	24,400
Non-GAAP adjustments	450	4,250

Non-GAAP weighted average shares (diluted) (I)	24,850	28,650

GAAP net loss per share	$(0.12)	$(0.05)
Non-GAAP adjustments detailed above	0.22	0.20

Non-GAAP net income per share (diluted) (I)	$0.10	$0.15

(I)	For the three months ended June 30, 2011, the high-end guidance for the diluted earnings per share calculation includes the effects of the 3.8 million shares underlying our 2013 convertible senior notes and excludes the related interest costs totaling $456,000.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

GROSS MARGIN

(unaudited)

	Three Months Ended June 30, 2011
	Low End	High End
GAAP	29.2%	30.2%

(a) Amortization of acquired intangible assets	1.5%	1.5%
(b) Stock-based compensation	0.3%	0.3%

Non-GAAP	31.0%	32.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

RESEARCH AND DEVELOPMENT EXPENSE AND

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Three Months Ended June 30, 2011
	R&D	SG&A
GAAP	$9.3	$11.2

(b) Stock-based compensation	(0.3)	(0.8)

Non-GAAP	$9.0	$10.4

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring charges, net: Restructuring primarily relates to activities engaged in by the Company’s management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Acquisition related charges: We have and in the future plan to exclude the effect of acquisition related charges from our non-GAAP operating expenses and net income measures. We expect to incur significant expenses in connection with our acquisitions and other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related charges may include transaction fees, legal fees associated with the transaction, personnel related costs for transitional employees, other acquired employee related costs, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination adjustments after the measurement period has ended and certain other operating expenses, net. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.

(e) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company’s overall income tax provision/ (benefit).

CONTACT: RadiSys Corporation Brian Bronson, 503-615-1281 Chief Financial Officer brian.bronson@radisys.com or Holly Stephens, 503-615-1321 Finance and Investor Relations Manager holly.stephens@radisys.com